Exhibit 8.1

List of Subsidiaries

As of June 30, 2017

Subsidiaries of the Registrant: Name	Place of Incorporation

Agria Group Limited (formerly known as Aero-Biotech Group Limited)	British Virgin Islands (“BVI”)
China Victory International Holdings Limited	Hong Kong
Aero Biotech Science & Technology Co., Ltd.	People’s Republic of China (“PRC”)
Agria Holdings (Shenzhen) Co., Ltd. (formerly known as Agria Brother Biotech (Shenzhen) Co., Ltd.)	PRC
Agria Biotech Overseas Limited	Hong Kong
Agria Asia International Limited	Hong Kong
Agria Hong Kong Limited	Hong Kong
Hiltex Investment Limited	BVI
Golden Hero International Co., Ltd.	Hong Kong
Agria Asia Investments Ltd. (formerly known as Southrich Limited)	BVI
Agria (Singapore) Pte. Ltd	Singapore
Agria Corporation (New Zealand) Ltd	New Zealand
Agria NZ Finance Limited	New Zealand
PGG Wrightson Limited	New Zealand
PGW Wrightson Seeds Holdings Limited	New Zealand
PGW Rural Capital Limited	New Zealand
PGG Wrightson Employee Benefits Plan Trustee Limited	New Zealand
PGG Wrightson Real Estate Limited	New Zealand
Agriculture New Zealand Limited	New Zealand
PGG Wrightson Trustee Limited	New Zealand
PGW Corporate Trustee Limited	New Zealand
AgriServices South America Limited	New Zealand
PGW AgriServices Australia Pty Limited	Australia
PGG Wrightson Investments Limited	New Zealand
Bloch & Behrens Wool (NZ) Limited	New Zealand
NZ Agritrade Limited (formerly known as Agri-feeds Limited)	New Zealand
Ag Property Holdings Limited	New Zealand
PGG Wrightson Seeds New Zealand Limited	New Zealand
PGG Wrightson Seeds South America Holdings Limited	New Zealand
PGG Wrightson Seeds Australia Holdings Pty Limited	Australia
PGG Wrightson Seeds Limited	New Zealand
PGG Wrightson Consortia Research Limited	New Zealand

Subsidiaries of the Registrant: Name	Place of Incorporation

Grasslands Innovation Limited	New Zealand
Agricom Limited	New Zealand
Wrightson Seeds Limited	New Zealand
PGG Wrightson Employee Benefits Plan Limited	New Zealand
PGG Wrightson Seeds (Australia) Pty Limited	Australia
PGW AgriTech South America S.A.	Uruguay
Wrightson Pas S.A.	Uruguay
Juzay S.A.	Uruguay
Agrosan S.A.	Uruguay
PGW Wrightson Seeds Argentina S.A. (previously Alfalfares S.R.L.)	Argentina
PGW Sementes Ltda (previously NZ Ruralco Participacoes Ltda)	Brazil
Hunker S.A. (t/a Rural Centre)	Uruguay
Lanelle S.A. (t/a Riegoriental)	Uruguay
Afinlux S.A. (t/a Romualdo Rodriguez)	Uruguay
Kroslyn S.A. Limited	Uruguay
Escritorio Romualdo Rodriguez Ltda	Uruguay

Consolidated Structured Entities of the Registrant and their Subsidiaries:

Name	Place of Incorporation

Shenzhen Zhongguan Agriculture Group Co., Ltd. (formerly known as Shenzhen Guanli Agricultural Technology Co., Ltd.)	PRC
Agria NKY Seeds Co., Ltd. (formerly known as Beijing NKY Seeding Development Co., Ltd.)	PRC
Shenzhen NKY Seeds Co., Ltd. (formerly known as Shenzhen Agria Agricultural Co., Ltd.)	PRC
Shenzhen PGW Seeds Co., Ltd. (formerly known as Shenzhen Zhongyuan Agriculture Co., Ltd.)	PRC
Tianjin Beiao Seeds Technology Development Co., Ltd.	PRC
Wuwei NKY Seeds Co., Ltd.	PRC
Shanxi Jufeng Seeds Co., Ltd. Zhuhai NKY Seeds Co., Ltd.	PRC PRC
Zhuhai Jintain Agriculture Development Co., Ltd.	PRC